Exhibit 10.1
EXCHANGE AGREEMENT
          This Exchange Agreement (the “Agreement”) is entered into as of the 11th day of January 2010, by and among NGAS Resources, Inc., a corporation incorporated under the laws of the Province of British Columbia (“NGAS”), and                                          (the “Holder”), with reference to the following facts:
          WHEREAS, NGAS, the Holder and various others entered into that certain Securities Purchase Agreement, dated as of December 13, 2005 (as may be amended from time to time, the “Securities Purchase Agreement”);
          WHEREAS, simultaneously with the consummation of the transactions contemplated by the Securities Purchase Agreement, NGAS issued and sold to the Holder (i) a 6.00% Convertible Note due December 15, 2010 in the original principal amount set forth on Schedule I attached hereto (the “Old Note”), which is convertible into common shares, no par value, of NGAS (the “Common Shares”), and (ii) a warrant exercisable for Common Shares (the “2005 Warrant”) (as exercised, the “Old Warrant Shares”);
          WHEREAS, in exchange for the Old Note, NGAS has duly authorized the issuance to the Holder of (i) a 6.00% Amortizing Convertible Note due May 1, 2012 (including all notes issued in exchange therefor or replacement thereof, the “Holder Note”) of NGAS in the original principal amount as set forth on Schedule I attached hereto, which is initially convertible into the number of Common Shares set forth on Schedule I attached hereto (such Common Shares issuable upon conversion of the Holder Note or otherwise pursuant to the terms of the Holder Note, the “Holder Conversion Shares”), (ii) a warrant (including all warrants issued in exchange therefor or replacement thereof, the “Holder Warrant”) to acquire up to the number of Common Shares set forth on Schedule I attached hereto (the “Holder Warrant Shares”), (iii) the number of Common Shares set forth on Schedule I attached hereto (including all share capital of NGAS issued in exchange therefor or replacement thereof, the “Holder Exchange Shares”, and together with the Holder Note, the Holder Conversion Shares, the Holder Warrant and the Holder Warrant Shares, the “Holder Securities”) and (iv) the amount of cash set forth on Schedule I attached hereto (the “Cash Payment”);
          WHEREAS, NGAS wishes to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement; and
          WHEREAS, the exchange of the Old Note for the Holder Note, the Holder Warrant, the Holder Exchange Shares and the Cash Payment is being made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act (as defined below).
          WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth or referenced in Section 8.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
     1. Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5.1 and 5.2 below, the Holder shall, and NGAS shall, pursuant to Section 4(2) of the Securities Act, exchange the Old Note for (i) the Holder Note, (ii) the Holder Warrant, (iii) Holder Exchange Shares and (iv) the Cash Payment, in each case, as set forth on Schedule I attached hereto. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):
          1.1 Holder shall deliver or cause to be delivered to NGAS (or its designee) the Old Note free and clear of all Liens (other than as set forth in the Transaction Documents and under applicable securities laws). As of the Closing Date, all of the Holder’s rights under the Old Note shall be extinguished.
          1.2 NGAS shall pay or cause to be paid to the Holder in cash, by wire transfer in U.S. dollars and immediately available funds in accordance with the wire instructions delivered by the Holder to NGAS on or prior to the Closing Date (as defined below), the sum of (a) all accrued and unpaid interest on the Old Note exchanged by the Holder pursuant to Section 1.1 to, but not including, the Closing Date (which amount is set forth on Schedule I attached hereto), and (b) in lieu of issuing fractional interests in a Holder Note, an amount equal to the principal amount (not to exceed $1,000 for any Holder) of any fractional interests in the Holder Note which would have been issued but for the last sentence of Section 1.3.
          1.3 In exchange for the Old Note, NGAS shall deliver or cause to be delivered to the Holder (i) the Holder Note, (ii) the Holder Warrant, (iii) the Holder Exchange Shares and (iv) the Cash Payment, in each case, as set forth on Schedule I attached hereto. Subject to NGAS’s compliance with Section 1.2 above, the Holder Note shall be issued only in minimum denominations of $1,000 and integral multiples thereof, and no fractional interests in a Holder Note shall be issued.
          1.4 The Holder Note and the Holder Warrant shall be issued in the forms annexed hereto as Exhibit A and Exhibit B, respectively. NGAS and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.
          1.5 Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or NGAS, as applicable, the closing of the Exchange (the “Closing”) shall occur on January 12, 2010 or such other date as is mutually acceptable to the Holder and NGAS (the “Closing Date”).
     2. Representations and Warranties of NGAS. NGAS represents and warrants to the Holder, as of the date hereof, and as of the Closing Date, that:
          2.1 Organization and Qualification. NGAS and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, are up to date in all filings under the laws of the jurisdiction in which they are formed and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of NGAS and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
          2.2 Authorization and Binding Obligation. NGAS has the requisite power and authority to enter into and perform its obligations under this Agreement, the 2009 Notes, the Irrevocable Transfer Agent Instructions (as defined below), the 2009 Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by NGAS and the consummation by NGAS of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the 2009 Notes, the 2009 Warrants and the Exchange Shares and the making of the Cash Payment, the reservation for issuance and the issuance of the 2009 Conversion Shares issuable upon conversion or otherwise pursuant to the terms of the 2009 Notes, or redemption of the 2009 Notes and the reservation for issuance and issuance of 2009 Warrant Shares issuable upon exercise of the 2009 Warrants have been duly authorized by the Board of Directors of NGAS and, other than (i) such filings required under applicable securities or “Blue Sky” laws of the states of the United States or the provinces of Canada, (ii) the filing with the United States Securities and Exchange Commission (the “SEC”) of one or more registration statements to register the resale of the 2009 Warrant Shares, (iii) the filing of a Form D with respect to the 2009 Notes and 2009 Warrants as required under Regulation D, and (iv) the Shareholder Approval (as defined below) (the foregoing, the “Required Approvals”), no further filing, consent, or authorization is required by NGAS or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by NGAS and constitute the legal, valid and binding obligations of NGAS enforceable against NGAS in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          2.3 No Conflict; Required Filings and Consents.
               (a) The execution, delivery and performance of the Exchange Documents by NGAS and the consummation by NGAS of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the 2009 Notes, the 2009 Warrants and the 2009 Exchange Shares and reservation for issuance and issuance of the 2009 Conversion Shares and the 2009 Warrant Shares) will not (i) result in a violation of the Articles of Incorporation, the terms of any share capital of NGAS or any of its Subsidiaries, the Bylaws or any of the organizational documents of NGAS or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which NGAS or any of its Subsidiaries is a party, or (iii) assuming all Required Approvals have been obtained, result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws or Canadian securities laws and regulations and the rules and regulations of the Nasdaq Global Select Market (the “Principal Market”)) applicable to NGAS or any of its Subsidiaries or by which any property or asset of NGAS or any of its Subsidiaries is bound or affected.
               (b) Neither NGAS nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or, other than the Required Approvals, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations (which NGAS is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the Closing Date, and NGAS and its Subsidiaries are unaware of any facts or circumstances that might prevent NGAS from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. NGAS is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future.
          2.4 Material Disclosure. Since December 31, 2008 and except as disclosed in Schedule 2.4 or in the SEC-CSA Documents (as defined below), there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of NGAS. Since December 31, 2008 and except as disclosed in Schedule 2.4 or in the SEC-CSA Documents, neither NGAS nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither NGAS nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does NGAS have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. NGAS and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent.
          2.5 No Integration. None of NGAS, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by NGAS for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of NGAS are listed or designated. None of NGAS, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.
          2.6 No General Solicitation. Neither NGAS nor any of its affiliates or any other Person acting on its or their behalf (other than the Holder or its affiliates or any other Person acting on their behalf, as to which no representation is made) has solicited offers for, or offered or sold, the 2009 Notes or the 2009 Warrants or the 2009 Exchange Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          2.7 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by NGAS of the Securities is exempt from registration under the Securities Act and all applicable Canadian securities laws. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(2) thereof.
          2.8 Public Documents. During the two (2) years prior to the date hereof, NGAS has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC and the Canadian Securities Administrators (the “CSA”) pursuant to the reporting requirements of the Exchange Act (as defined below) and the securities legislation and regulations and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada (the “Canadian Securities Laws”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC-CSA Documents”). NGAS has delivered to the Holder or its representatives true, correct and complete copies of all SEC-CSA Documents not available on the EDGAR and SEDAR systems, if any. As of their respective dates, the SEC-CSA Documents complied in all material respects with the requirements of the Exchange Act and the Canadian Securities Laws and the rules and regulations of the SEC and the CSA promulgated thereunder applicable to the SEC-CSA Documents, and none of the SEC-CSA Documents, at the time they were filed with the SEC or CSA, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of NGAS included in the SEC-CSA Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the CSA with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of NGAS as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of NGAS to the Holder which is not included in the SEC-CSA Documents, including, without limitation, information referred to in Section 3.6 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.
          2.9 Underlying Shares. The issuance of the 2009 Notes, the 2009 Warrants and the 2009 Exchange Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, NGAS shall have reserved from its duly authorized share capital not less than the sum of 125% of the maximum number of Common Shares (A) issuable upon conversion of the 2009 Notes and otherwise pursuant to the terms of the 2009 Notes (without taking into account any limitations on the conversion or such other issuance pursuant to the terms of the 2009 Notes, or redemption of the 2009 Notes set forth therein, and assuming that all Installment Amounts (as defined in the 2009 Notes) are paid in cash and that no Change of Control (as defined in the 2009 Notes) has occurred) and (B) issuable upon exercise of the 2009 Warrants (without taking into account any limitations on the exercise of the 2009 Warrants set forth therein). Upon issuance or conversion in accordance with the 2009 Notes or exercise in accordance with the 2009 Warrants, as the case may be, the 2009 Conversion Shares and the 2009 Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Upon issuance, the 2009 Exchange Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.
          2.10 Capitalization. As of the date hereof, the authorized share capital of NGAS consists of (i) 100,000,000 Common Shares, of which, as of the date hereof, 30,484,361 are issued and outstanding, 4,414,141 shares are reserved for issuance pursuant to Approved Share Plans and 1,740,000 shares are reserved for issuance (subject to antidilution adjustments resulting from the Exchange with respect to the securities listed on Schedule 2.10(a)) pursuant to securities (other than the 2009 Notes and the 2009 Warrants) exercisable or exchangeable for, or convertible into, Common Shares and (ii) 5,000,000 shares of preferred shares, no par value, of which as of the date hereof none of which is issued and outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 2.10(b): (i) none of NGAS’s shares are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by NGAS; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of NGAS or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which NGAS or any of its Subsidiaries is or may become bound to issue additional share capital of NGAS or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of NGAS or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of NGAS or any of its Subsidiaries or by which NGAS or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with NGAS or any of its Subsidiaries; (v) there are no agreements or arrangements under which NGAS or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (other than the filing with the SEC of one or more registration statements to register the resale of the 2009 Warrant Shares); (vi) there are no outstanding securities or instruments of NGAS or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which NGAS or any of its Subsidiaries is or may become bound to redeem a security of NGAS or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) NGAS does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement; and (ix) NGAS and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC-CSA Documents but not so disclosed in the SEC-CSA Documents, other than those incurred in the ordinary course of NGAS’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not reasonably be expected to have a Material Adverse Effect. NGAS has made available to the Holder true, correct and complete copies of the Articles of Incorporation and the Bylaws, and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto.
          2.11 Application of Takeover Protections; Rights Agreement. NGAS and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, the Bylaws or the laws of the jurisdiction of its incorporation which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance by NGAS of the Securities and the Holder’s ownership of the Securities. NGAS has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of NGAS.
          2.12 No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to NGAS or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that (i) would be required to be disclosed by NGAS in the SEC-CSA Documents but are not so disclosed in the SEC-CSA Documents or (ii) could reasonably be expected to have a Material Adverse Effect.
          2.13 Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by NGAS, and all laws imposing such taxes will be or will have been complied with.
          2.14 Acknowledgment Regarding Holder’s Trading Activity. It is understood and acknowledged by NGAS (i) that, other than as set forth in Section 3.11 hereof, the Holder has not been asked by NGAS or its Subsidiaries to agree, nor has the Holder agreed, to desist from purchasing or selling, long and/or short, securities of NGAS, or “derivative” securities based on securities issued by NGAS or to hold the Securities for any specified term, (ii) that the Holder, and counter parties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Shares, and (iii) that the Holder shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. NGAS further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in NGAS both at and after the time the hedging and/or trading activities are being conducted. NGAS acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, any of the Securities or any of the documents executed in connection herewith.
          2.15 Acknowledgment Regarding the Holder’s Acquisition of Securities. NGAS acknowledges and agrees that the Holder is acting solely in the capacity of arm’s length acquiror with respect to the Exchange Documents and the transactions contemplated hereby and thereby and that the Holder is not (i) an officer or director of NGAS, (ii) an “affiliate” of NGAS or any of its Subsidiaries (as defined in Rule 144 under the Securities Act) or (iii) to the knowledge of NGAS, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 under the Exchange Act). NGAS further acknowledges that the Holder is not acting as a financial advisor or fiduciary of NGAS or any of its Subsidiaries (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s acquisition of the Securities. NGAS further represents to the Holder that NGAS’s decision to enter into the Exchange Documents has been based solely on the independent evaluation by NGAS and its representatives.
          2.16 Manipulation of Price. NGAS has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of NGAS to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting the exchange of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of NGAS.
          2.17 Shell Company Status. NGAS is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.
          2.18 Disclosure. Except for the transactions contemplated by this Agreement, NGAS confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. NGAS understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Securities. All disclosure provided to the Holder regarding NGAS and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of NGAS is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by NGAS or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to NGAS or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by NGAS but which has not been so publicly announced or disclosed.
     3. Representations and Warranties of the Holder.
          The Holder represents and warrants to NGAS, as of the date of the execution of this Agreement, as follows:
          3.1 Organization’s Authority. The Holder is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
          3.2 Ownership of Securities. The Holder owns all of the Old Note free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

          3.3 No Sale or Distribution. The Holder is acquiring the Holder Note, the Holder Warrant and the Holder Exchange Shares, and upon conversion of the Holder Note and exercise of the Holder Warrant (other than pursuant to a Cashless Exercise, as defined in the Holder Warrant) will acquire the Holder Conversion Shares issuable upon conversion of the Holder Note and the Holder Warrant Shares issuable upon exercise of the Holder Warrant for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Holder Securities for any minimum or other specific term and reserves the right to dispose of the Holder Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Exchange Documents. The Holder is acquiring the Holder Securities hereunder in the ordinary course of its business. The Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Holder Securities.
          3.4 Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          3.5 Reliance on Exemptions. The Holder understands that the Holder Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that NGAS is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Holder Securities.
          3.6 Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of NGAS and materials relating to the offer and sale of the Holder Securities that have been requested by Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of NGAS. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on NGAS’s representations and warranties contained herein. The Holder understands that its acquisition of the Holder Securities involves a high degree of risk and is able to afford a complete loss thereof. The Holder has sought such accounting, legal and tax advice from Persons other than NGAS as it has considered necessary to make an informed investment decision with respect to its acquisition of the Holder Securities.
          3.7 No Governmental Review. The Holder understands that no Canadian, United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Holder Securities or the fairness or suitability of the investment in the Holder Securities nor have such authorities passed upon or endorsed the merits of the offering of the Holder Securities.
          3.8 Transfer or Resale. The Holder understands that: (i) the Holder Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to NGAS an opinion of counsel, in a generally acceptable form, to the effect that such Holder Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides NGAS with reasonable assurance that such Holder Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”) (which shall not include an opinion of counsel); (ii) any sale of the Holder Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Holder Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither NGAS nor any other Person is under any obligation to register the Holder Securities under the Securities Act or any state securities laws.
          3.9 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          3.10 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
          3.11 Certain Trading Activities. Other than with respect to this Agreement and the transactions contemplated herein, since the time that the Holder was first contacted by NGAS, Lazard Freres & Co. (the “Agent”) or any other Person regarding the transaction contemplated by this Agreement, neither the Holder nor any affiliate (as defined by Rule 405 promulgated pursuant to the Securities Act) of the Holder which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Holder’s investments and trading or information concerning the Holder’s investments and (iii) is subject to the Holder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Holder or any Trading Affiliate, effected or agreed to effect any transactions in the securities of NGAS. The Holder hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of NGAS or involving NGAS’s securities during the period from the date hereof until such time as (a) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.3 hereof or (b) this Agreement is terminated pursuant to Section 6. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.
     4. Covenants.
          4.1 Reasonable Best Efforts to Close. NGAS shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5.1 of this Agreement. The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5.2 of this Agreement.
          4.2 Limitations on Transfer. During the period between the execution of this Agreement and ending at the earlier of (a) the termination of this Agreement or (b) the Closing Date, except as contemplated by this Agreement, the Holder shall not sell, assign or transfer any interest in its Old Note, or otherwise take any action which would inhibit or impair the Holder’s ability to deliver its Old Note at the Closing in compliance with the terms of this Agreement.
          4.3 Disclosure. On or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, NGAS shall issue a press release reasonably acceptable to the Holder disclosing all material terms of the transactions contemplated hereby (the “Press Release”) and on or before 11:00 a.m., New York time, on the first Business Day following the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching the material Exchange Documents (including, without limitation, this Agreement, the form of the 2009 Notes and the form of 2009 Warrants) as exhibits to such filing (including all attachments, the “8-K Filing”) and a material change report on Form 51-102F3 in accordance with National Instrument 51-102 of the CSA with respect thereto (the “Material Change Report”). From and after the issuance of the Press Release, the Holder shall not be in possession of any material, nonpublic information received from NGAS or any of its Subsidiaries or any of its respective officers, directors, employees or agents based upon information communicated to the Holder (or its officers, directors, employees or agents) on or prior to the time of the issuance of the Press Release. NGAS shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding NGAS or any of its Subsidiaries from and after the issuance of the Press Release without the prior express written consent of the Holder. If the Holder has, or believes it has, received any material, nonpublic information regarding NGAS or any of its Subsidiaries in breach or violation of the terms and conditions of this Agreement, the Holder Note and/or the Holder Warrant, it shall provide NGAS with written notice thereof. NGAS shall, within five (5) Trading Days (as defined in the Holder Note) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of any of the foregoing covenants by NGAS, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Exchange Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by NGAS, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to NGAS, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither NGAS, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that NGAS shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Press Release and 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by NGAS in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, neither NGAS nor any of its Subsidiaries shall disclose the name of the Holder in any filing, announcement, release or otherwise; provided, that the Company may disclose the name of the Holder by filing a conformed copy of this Agreement as an exhibit to the 8-K Filing.
          4.4 No Integration. None of NGAS, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with such offering or any prior offerings by NGAS for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market and/or any exchange or automated quotation system on which any of the securities of NGAS are listed or designated.
          4.5 No General Solicitation. None of NGAS or any of its affiliates or any other Person acting on its or their behalf (other than the Holder and its affiliates, as to which no covenant is given) will solicit offers for, or offer or sell, the 2009 Notes, the 2009 Warrants or the 2009 Exchange Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
          4.6 Cancellation; No Distribution of Old Note. Upon receipt of the Old Note by NGAS, the Old Note will be cancelled and will cease to be outstanding. NGAS shall not resell or reissue the Old Note.
          4.7 Tax Treatment. The parties agree to treat the issuance of the Holder Note, Holder Warrant and Holder Exchange Shares in exchange for the Old Note as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code, as amended, unless otherwise required by law.
          4.8 Reporting Status. Until the date on which none of the 2009 Notes and 2009 Warrants are outstanding (the “Reporting Period”), NGAS shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act and the CSA under applicable Canadian Securities Laws, and NGAS shall continue to timely file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require or permit such filings and will remain in good standing under Canadian Securities Law and eligible to use the POP System; provided, that the Company shall have an obligation under this Agreement to file reports pursuant to the CSA and to remain in good standing under Canadian Securities Law and eligible to use the POP System only so long as the Company remains incorporated under the laws of the Province of British Columbia.

          4.9 Listing. NGAS shall promptly secure the listing or designation for quotation (as applicable) of all of the 2009 Conversion Shares, the Warrant Shares and the 2009 Exchange Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Shares is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the 2009 Conversion Shares, the Warrant Shares and the 2009 Exchange Shares from time to time issuable under the terms of the Exchange Documents. NGAS shall maintain the Common Shares’ authorization for quotation on the Principal Market. Neither NGAS nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the Principal Market; provided, however, that NGAS makes no covenant regarding the trading price of the Common Shares. NGAS shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.9. Notwithstanding the foregoing, in connection with a Change of Control, the Company will comply with the provision of Section 4.16 in lieu of this Section.
          4.10 Participation Right. Until the eighteen month anniversary of the Closing Date, and with respect to any Holder as long as 75% of their 2009 Notes remain outstanding, NGAS will not, directly or indirectly, effect any Subsequent Placement unless NGAS shall have first complied with this Section 4.10; provided, that the Company shall not be required to comply with this Section 4.10 during the six-month period immediately following Closing if such Subsequent Placement (i) would be integrated with the Exchange for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of NGAS are listed or designated, and (ii) does not involve more than $5,000,000 of the Company’s securities or the issuance of Common Shares for a purchase price of less than $1.00 per share.
     (a) At least two (2) Business Days prior to any proposed or intended Subsequent Placement, NGAS or its agent shall orally contact the Holder and ask whether such Holder is willing to agree to receive material non-public information (each such notice, a “Pre-Notice”), provided that neither NGAS nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to the Holder without the expressed written consent of the Holder to receive such material, non-public information. Upon the written request of the Holder no later than one (1) Business Day after the Holder’s receipt of such Pre-Notice, and only upon a written request by the Holder, NGAS shall promptly, but no later than one (1) Business Day after such request, deliver to the Holder by facsimile an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one (1) Business Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Holder (which offer being non-transferable to any successor to the Holder) a pro rata portion of at least 25% of the Offered Securities allocated among the Holder and the Other Note Holders (as defined herein) (a) based on the Holder’s pro rata portion of all the 2009 Notes (the “Basic Amount”), and (b) if the Holder elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Note Holders as the Holder shall indicate it will purchase or acquire should the Other Note Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).
     (b) To accept an Offer, in whole or in part, the Holder must deliver a written notice to NGAS prior to the end of the first (1st) full Business Day after the Holder’s receipt of the Offer Notice (for purposes of this Section 4.10(b), receipt of the Offer Notice shall not be deemed to have occurred until the Holder shall have physically received such Offer Notice) (the “Offer Period”), setting forth the portion of the Holder’s Basic Amount that the Holder elects to purchase and, if the Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that the Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by the Holder and all Other Note Holders are less than the total of all of the Basic Amounts, then, if the Holder has set forth an Undersubscription Amount in its Notice of Acceptance, the Holder shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if the Holder has subscribed for any Undersubscription Amount, then the Holder shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Holder bears to the total Basic Amounts of all Other Note Holders that have subscribed for Undersubscription Amounts, subject to rounding by NGAS to the extent it deems reasonably necessary.
     (c) NGAS shall have thirty (30) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to NGAS than those set forth in the Offer Notice.
     (d) In the event NGAS shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.10(c) above), then the Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 4.10(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities NGAS actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to Section 4.10(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, NGAS may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with Section 4.10(a) above.
     (e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from NGAS, and NGAS shall issue to the Holder, the number or amount of Offered Securities specified in the Holder’s Notice of Acceptance, as reduced pursuant to Section 4.10(c) above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by NGAS and the Holder of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its respective counsel (the “Subsequent Placement Agreement”), (ii) the Holder’s satisfaction, in its sole discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice, and (iii) the Holder’s reasonable satisfaction with the identity of the other Persons to which the Offered Securities will be sold.
     (f) Any Offered Securities not acquired by the Holder or other Persons in accordance with this Section 4.10 may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Agreement.
     (g) NGAS and the Holder agree that if the Holder elects to participate in the Offer, without the written consent of the Holder, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of NGAS with respect to any period after the public announcement of such Subsequent Placement beyond those restrictions on the transfer or sale of the securities purchased in such Subsequent Placement agreed to by other purchasers in such Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver or release under or in connection with, any agreement previously entered into with NGAS or any instrument received from NGAS.
     (h) The restrictions contained in this Section 4.10 shall not apply (1) in connection with the issuance of any Excluded Securities (as defined below) and (2) to the extent that in the written opinion of counsel to NGAS (which opinion shall be reasonably satisfactory to the Holder) with respect to a Subsequent Placement of Offered Securities that are not being issued pursuant to a registration statement under the Securities Act, the exercising of the participation right would result in NGAS not being able to offer or sell the Offered Securities pursuant to any exemption from the registration requirements of the Securities Act. “Excluded Securities” means, collectively, (i) Common Shares issued (including upon exercise of standard options to purchase Common Shares) to directors, officers or employees of NGAS in their capacity as such pursuant to an Approved Share Plan, provided that (1) all such issuances (taking into account the Common Shares issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 5% of the Common Shares issued and outstanding immediately prior to the date hereof and (2) such options are not amended to increase the number of shares issuable thereunder or to lower the exercise price thereof or to otherwise materially change the terms or conditions thereof in any manner that adversely affects the Holder, (ii) the 2009 Conversion Shares, (iii) the 2009 Warrant Shares, (iv) the 2009 Exchange Shares, and (v) Common Shares issued pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to NGAS in excess of $25,000,000 (but expressly excluding “at-the-market offerings” (as defined in Rule 415(a)(4) under the Securities Act) and “equity lines”).
          4.11 Shareholder Approval. NGAS shall provide each shareholder entitled to vote at a special or annual meeting of shareholders of NGAS (the “Shareholder Meeting”), which shall be promptly called and held not later than June 30, 2010 (the “Shareholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Holder and a counsel of its choice, soliciting each such shareholder’s affirmative vote at the Shareholder Meeting for approval of resolutions providing for NGAS’s issuance of all of the Securities as described in the Exchange Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Shareholder Approval”), and NGAS shall use its best efforts to solicit its shareholders’ approval of such resolutions (which best efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor) and to cause the Board of Directors of NGAS to recommend to the shareholders that they approve such resolutions. NGAS shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline. If, despite NGAS’s best efforts the Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, NGAS shall cause two additional Shareholder Meetings to be held each calendar year thereafter until such Shareholder Approval is obtained. NGAS shall reimburse the Holder for the fees and disbursements of its legal counsel in connection with review of the above mentioned proxy statement(s), which amount shall be limited to $15,000.
          4.12 Holding Period. For the purposes of Rule 144, NGAS acknowledges that the holding period of the 2009 Conversion Shares, the 2009 Warrant Shares (if acquired using a Cashless Exercise (as defined in the 2009 Warrant)) and the 2009 Exchange Shares may be tacked onto the holding period of the Old Note, and NGAS agrees not to take a position contrary to this Section 4.12. NGAS agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the 2009 Conversion Shares, the 2009 Warrant Shares (if acquired using a Cashless Exercise (as defined in the 2009 Warrant)) and the 2009 Exchange Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder.
          4.13 Pledge of Securities. NGAS acknowledges and agrees that the Securities may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Holder effects a pledge of Securities it shall not be required to provide NGAS with any notice thereof or otherwise make any delivery to NGAS pursuant to this Agreement or any other Exchange Document. NGAS hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.
          4.14 Restriction on Redemption and Dividends. So long as any 2009 Notes or 2009 Warrants are outstanding, NGAS shall not, directly or indirectly, redeem, repurchase or otherwise acquire for value or declare or pay any dividend or distribution on, any share capital of the Company without the prior express written consent of the holders of 2009 Notes representing not less than a majority of the then outstanding 2009 Notes unless, solely with respect to an issuance of non-convertible preferred shares of the Company after the Closing Date, (i) concurrently with the issuance of such non-convertible preferred shares, a portion of the proceeds of such issuance greater than or equal to the aggregate cash dividends payable under such non-convertible preferred shares during the period commencing on such issuance date and ending on the Maturity Date (as defined in the 2009 Notes) shall be deposited by the Company (or the purchasers of such securities) into an escrow account with BNY Mellon or such other similar FDIC insured financial institution (such portion of the proceeds of such issuance so deposited in the escrow account, the “Escrow Property”), (ii) the Company does not pay or otherwise distribute to any holder of non-convertible preferred shares any cash dividends or other distributions with respect to such non-convertible preferred shares except from the Escrow Property held in such escrow account, and (iii) so long as such non-convertible preferred shares remain outstanding, the Company does not release any of the Escrow Property from such escrow account except (A) to the extent permitted by clause (ii) above or (B) on any given date to the extent of the excess, if any, of (x) the amount of cash in such escrow account as of such date and (y) the amount of dividends payable pursuant to the non-convertible preferred shares then outstanding during the period commencing on such given date and ending on the Maturity Date.
          4.15 Additional Notes; Variable Securities. So long as the Holder beneficially owns any Securities, NGAS will not issue any 2009 Notes (other than as contemplated hereby and by the Other Exchange Agreements) and NGAS shall not issue any other securities that would cause a breach or default under the 2009 Notes. For so long as any 2009 Notes or 2009 Warrants remain outstanding, NGAS shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Shares or directly or indirectly convertible into or exchangeable or exercisable for Common Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the 2009 Notes) with respect to the Common Shares into which any 2009 Note is convertible or the then applicable Exercise Price (as defined in the 2009 Warrants) with respect to the Common Shares into which any 2009 Warrant is exercisable.
          4.16 Corporate Existence. So long as the Holder beneficially owns any Securities, NGAS shall not be party to any Fundamental Transaction (as defined in the 2009 Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the 2009 Notes and the 2009 Warrants.
          4.17 Conduct of Business. The business of NGAS and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
          4.18 Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date, if any.
          4.19 Register. NGAS shall maintain at its principal executive offices (or such other office or agency of NGAS as it may designate by notice to each holder of Securities), a register for the 2009 Notes and the 2009 Warrants in which NGAS shall record the name and address of the Person in whose name the 2009 Notes and the 2009 Warrants have been issued (including the name and address of each transferee), the principal amount of the 2009 Notes held by such Person, the number of 2009 Conversion Shares issuable upon conversion of the 2009 Notes and the number of 2009 Warrant Shares issuable upon exercise of the 2009 Warrants held by such Person. NGAS shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.
          4.20 Transfer Agent Instructions. NGAS shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the Conversion Shares, the Warrant Shares and the 2005 Warrant Shares issued upon conversion of the 2009 Notes or exercise of the 2009 Warrants and the 2009 Exchange Shares in such amounts as specified from time to time by the Holder to NGAS upon conversion of the 2009 Notes or exercise of the 2009 Warrants in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”). NGAS warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.20, and stop transfer instructions to give effect to Section 3.8 hereof, will be given by NGAS to its transfer agent, and that the Securities shall otherwise be freely transferable (assuming a Cashless Exercise of any 2009 Warrants) on the books and records of NGAS as and to the extent provided in this Agreement and the other Exchange Documents. If the Holder effects a sale, assignment or transfer of the Securities in accordance with Section 3.8, NGAS shall permit the transfer and NGAS shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves 2009 Conversion Shares, 2009 Warrant Shares or 2009 Exchange Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Holder, assignee or transferee, as the case may be, without any restrictive legend. NGAS acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, NGAS acknowledges that the remedy at law for a breach of its obligations under this Section 4.20 will be inadequate and agrees, in the event of a breach or threatened breach by NGAS of the provisions of this Section 4.20, that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     4.21 Legends. NGAS and the Holder acknowledge and agree that the certificates or other instruments representing the 2009 Notes, 2009 Exchange Shares, 2009 Warrant and the 2009 Warrant Shares (assuming a Cashless Exercise of such 2009 Warrants) shall not bear any restrictive legend. Any 2009 Warrant Shares that are issued by NGAS other than pursuant to a Cashless Exercise of a 2009 Warrant, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and NGAS shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act and sold under an effective registration statement in a transaction either exempt from the prospectus delivery requirements or in which the prospectus delivery requirements were satisfied, (ii) in connection with a sale, assignment or other transfer, such holder provides NGAS with an opinion of a law firm reasonably acceptable to NGAS, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides NGAS with reasonable assurance that the Securities are eligible to be sold, assigned or transferred pursuant to Rule 144 (which shall not include an opinion of counsel). If a legend is not required pursuant to the foregoing, NGAS shall no later than two (2) Trading Days (as defined in the 2009 Warrants) following the delivery by the Holder to NGAS or the transfer agent (with notice to NGAS) of a legended certificate representing such Securities (endorsed or with share powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), either: (A) provided that NGAS’s transfer agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program credit the aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if NGAS’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate that is free from all restrictive and other legends, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled.
          4.22 Limitations on Voting. The Holder agrees that it shall not vote any of its Holder Exchange Shares, Holder Warrant Shares or Holder Conversion Shares in connection with the Shareholder Approval. The Holder further agrees that it shall not sell, assign or transfer any interest in its Holder Exchange Shares, Holder Warrant Shares or Holder Conversion Shares unless the transferee of such shares agrees to be bound by the provisions of this Section 4.22; provided, however, that if such shares are transferred in a transaction effected over a national or international securities exchange, the restrictions set forth in this Section 4.22 shall no longer apply to the shares sold in such manner.

     5. Conditions to Closing.
          5.1 Conditions to the Obligations of the Holder. The obligations of the Holder to close the Exchange are subject to the fulfillment on or before the Closing Date of the following:
               (a) No Injunction or Proceeding. There shall be no injunction, stay or restraining order in effect with respect to the transactions provided for herein and there shall not be pending any action, proceeding or investigation involving the Holder challenging or seeking damages from the Holder in connection with the Exchange or seeking to restrain or prohibit the consummation of the Exchange.
               (b) Accuracy of Representations and Compliance with Covenants. The representations and warranties made by NGAS in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except those qualified by materiality or Material Adverse Effect, which shall be accurate in all respects), and the covenants and obligations that NGAS is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all respects. The Holder shall have received a certificate, executed by the Chief Executive Officer of NGAS, dated as of the Closing Date, to the foregoing effect.
               (c) Execution and Delivery of Exchange Documents. The Exchange Documents to which NGAS is a party shall have been executed and delivered by NGAS and delivered to the Holder.
               (d) Opinion. Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for NGAS, Maitland & Company, Canadian counsel for NGAS, and Stahl & Zelmanovitz, United States counsel for NGAS, shall have furnished to the Holder their written opinions, dated the Closing Date and addressed to the Holder, in the forms attached to this Agreement as Exhibit D, Exhibit E and Exhibit F, respectively.
               (e) NGAS shall have delivered to the Holder a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by NGAS’s transfer agent.
               (f) NGAS shall have delivered to the Holder a certificate of status with the Business Corporations Act (British Columbia) of NGAS as of a date within 10 days of the Closing Date.
               (g) NGAS shall have delivered to the Holder a notarially certified copy of the Articles of Incorporation to a date within ten (10) days of the Closing Date.
               (h) NGAS shall have delivered to the Holder a certificate, in a form reasonably acceptable to the Holder, executed by the Secretary of NGAS dated as of the Closing Date, as to (i) the resolutions consistent with Section 2.2 as adopted by Board of Directors of NGAS, (ii) the Articles of Incorporation, as in effect at the Closing and (iii) the Bylaws, as in effect at the Closing.
               (i) NGAS shall have delivered to the Holder a letter from NGAS’s transfer agent certifying the number of Common Shares outstanding as of a date within five days of the Closing Date.
               (j) The Common Shares (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC, the CSA or the Principal Market from trading on the Principal Market nor shall suspension by the SEC, the CSA or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC, the CSA or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
               (k) NGAS shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities (other than the Required Approvals).
               (l) NGAS shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel have reasonably requested in writing prior to the date hereof.

               (m) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.
               (n) Each of the Other 2005 Note Holders shall have (i) executed the Other Exchange Agreements, (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Other 2005 Notes being exchanged at such closings.
          5.2 Conditions to the Obligations of NGAS. The obligations of NGAS to close the Exchange are subject to the fulfillment on or before the Closing Date of the following:
               (a) No Injunction or Proceeding. There shall be no injunction, stay or restraining order in effect with respect to the transactions provided for herein and there shall not be pending any action, proceeding or investigation challenging or seeking damages in connection with the Exchange or seeking to restrain or prohibit the consummation of the Exchange.
               (b) Accuracy of Representations and Compliance with Covenants. The representations and warranties made by the Holder in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except those qualified by materiality or Material Adverse Effect, which shall be accurate in all respects), and the covenants and obligations that the Holder is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all respects. NGAS shall have received a certificate, executed by an authorized officer of the Holder, dated as of the Closing Date, to the foregoing effect.
               (c) Execution and Delivery of Exchange Documents. The Exchange Documents to which the Holder is a party shall have been executed and delivered by the Holder and delivered to NGAS.
               (d) Obligations of Other 2005 Note Holders. Each of the Other 2005 Note Holders shall have (i) executed the Other Exchange Agreements, (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Other 2005 Notes being exchanged at such closings.
     6. Termination.
          6.1 By Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of NGAS and the Holder.
          6.2 By the Holder. This Agreement may be terminated by the Holder upon a material breach of any representation, warranty, covenant or agreement of NGAS set forth in this Agreement.
          6.3 By NGAS. This Agreement may be terminated by NGAS upon a material breach of any representation, warranty, covenant or agreement of the Holder set forth in this Agreement.
          6.4 Failure to Close. If the Closing does not occur on or before January 15, 2010, then the Holder or NGAS may terminate this Agreement by delivery of written notice of termination to the other party; provided, however, any party that is in material breach of this Agreement shall not have the right to terminate this Agreement pursuant to this Section 6.4.
          6.5 Effect of Termination. If this Agreement is terminated as provided in this Section 6, then this Agreement will forthwith become null and void and there will be no liability on the part of any party hereto to any other party hereto or any other Person in respect thereof, provided that: (i) the obligations of the parties described in Sections 7.3 and 7.14 will survive any such termination; and (ii) no such termination will relieve any party from liability for breach of its obligations under this Agreement, and in such event the other parties shall have all rights and remedies available at law or equity, including the right of specific performance against such party.

     7. Miscellaneous.
          7.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law.
          7.2 Further Assurances; Additional Documents. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.
          7.3 Fees and Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement; provided, that NGAS shall reimburse the Holder for an aggregate of up to $75,000 of their reasonable documented out-of-pocket legal expenses incurred in connection with the transactions contemplated by this Agreement, which amount shall be paid by NGAS by wire transfer of immediately available funds at the Closing or upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Holder of any of its obligations hereunder (as the case may be). NGAS shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby. NGAS shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.
          7.4 Severability. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by NGAS, or payable to or received by the Holder, under the Exchange Documents, including without limitation, any amounts that would be characterized as “interest” under applicable law (including, without limitation, any applicable Canadian or British Columbia law), exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder and NGAS and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
          7.5 Entire Agreement. This Agreement and the other Exchange Documents represent the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof; provided, however, except as expressly set forth in the immediately following sentence, nothing contained in this Agreement or any other Exchange Document shall (or shall be deemed to) (i) have any effect on any agreements the Holder has entered into with NGAS or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Holder in NGAS or any of its Subsidiaries or (ii) waive, alter, modify or amend in any respect any obligations of NAGS or any of its Subsidiaries, or any rights of or benefits to the Holder or any other Person, in any agreement entered into prior to the date hereof between or among NGAS and/or any of its Subsidiaries and the Holder and all such agreements shall continue in full force and effect. Sections 4(c), 4(f), 4(j), 4(k) and 4(o) of the Securities Purchase Agreement are superseded in their entirety by Sections 4.8, 4.9, 4.10, 4.14 and 4.15 of this Agreement. Without limiting the foregoing, NGAS confirms that the

Holder has made not any commitment or promise or has any other obligation to provide any financing to NGAS, any Subsidiary or otherwise.
          7.6 No Oral Modification. This Agreement may only be amended in writing signed by NGAS and by the Holder. All waivers relating to any provision of this Agreement must be in writing and signed by the waiving party.
          7.7 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, by reputable overnight courier or by facsimile transmission (with receipt of successful and full transmission) to the applicable parties hereto at the address stated on the signature pages hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.
          7.8 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of New York or any New York state court in the event any dispute arises out of this Agreement, the other Exchange Documents or any of the transactions contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the other Exchange Documents or any of the transactions contemplated hereby or thereby in any court other than a federal or state court sitting in the state of New York. The Company hereby appoints C T Corporation System, 4169 Westport Road, Louisville, KY 40207 as its agent for service of process in the United States. If service of process is effected pursuant to the above sentence, such service will be deemed sufficient under New York law and the Company shall not assert otherwise. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          7.9 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER EXCHANGE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          7.10 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
          7.11 Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. For purposes of this Agreement for the Holder’s benefit, the word “state” or “states” includes any “province” or “provinces” in Canada and the concept of “law, rules or regulations” includes laws, rules and regulations under applicable law, rules and regulations in Canada.
          7.12 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 7.14.
          7.13 Survival; No Strict Construction. Unless this Agreement is terminated under Section 6 in accordance with the terms thereof, the representations, warranties, agreements and covenants shall survive the Closing. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     7.14 Indemnification.
          (a) In consideration of the Holder’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Securities thereunder and in addition to all of NGAS’s other obligations under the Exchange Documents, NGAS shall defend, protect, indemnify and hold harmless the Holder and each affiliate of the Holder that holds any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by NGAS in any of the Exchange Documents, (b) any breach of any covenant, agreement or obligation of NGAS contained in any of the Exchange Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of NGAS) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Exchange Documents, (ii) any disclosure properly made by the Holder pursuant to Section 4.3 or (iii) the status of the Holder or holder of the Securities as a holder of securities of NGAS pursuant to the transactions contemplated by the Exchange Documents, except, with respect to clause (c) above, to the extent (but only to the extent) such Indemnified Liability arises from the Holder’s bad faith or willful misconduct. To the extent that the foregoing undertaking by NGAS may be unenforceable for any reason, NGAS shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
          (b) Promptly after receipt by an Indemnitee under this Section 7.14 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if an Indemnified Liability in respect thereof is to be made against NGAS under this Section 7.14, deliver to NGAS a written notice of the commencement thereof, and NGAS shall have the right to participate in, and, to the extent NGAS so desires, to assume control of the defense thereof with counsel mutually satisfactory to NGAS and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by NGAS, if, in the reasonable opinion of counsel retained by NGAS, the representation by such counsel of the Indemnitee and NGAS would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. In the case of an Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Indemnitees holding a majority of the then outstanding 2009 Notes. The Indemnitee shall cooperate fully with NGAS in connection with any negotiation or defense of any such Indemnified Liability by NGAS and shall furnish to NGAS all information reasonably available to the Indemnitee which relates to such Indemnified Liability. NGAS shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. NGAS shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that NGAS shall not unreasonably withhold, delay or condition its consent. NGAS shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, NGAS shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to NGAS within a reasonable time of the commencement of any such action shall not relieve NGAS of any liability to the Indemnitee under this Section 7.14, except to the extent that NGAS is prejudiced in its ability to defend such action.
          (c) The indemnification required by this Section 7.14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.
          (d) The indemnification required by this Section 7.14 shall be in addition to (i) any cause of action or similar right of the Indemnitee against NGAS or others, and (ii) any liabilities NGAS may be subject to pursuant to the law.

          7.15 Remedies. The Holder and each affiliate of the Holder that holds any Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, NGAS recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Exchange Documents, any remedy at law may prove to be inadequate relief to the Holder. NGAS therefore agrees that the Holder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving damages and without posting a bond or other security.
          7.16 Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Holder exercises a right, election, demand or option under an Exchange Document and NGAS does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to NGAS, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
          7.17 Payment Set Aside. To the extent that NGAS makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to NGAS, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Exchange Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
          7.18 Independent Nature of the Holder’s Obligations and Rights. The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any Other Note Holder under the Other Exchange Documents, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Note Holders under any Other Exchange Documents. Nothing contained herein or in any other Exchange Document, and no action taken by the Holder pursuant hereto or any Other Note Holder pursuant to any Other Exchange Documents, shall be deemed to constitute the Holder or any Other Note Holder as, and NGAS acknowledges that the Holder and the Other Note Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Note Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, the Other Exchange Documents or any matters, and NGAS acknowledges that the Holder and the Other Note Holders are not acting in concert or as a group or entity, and NGAS shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and the Other Exchange Documents. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Note Holder. The Holder acknowledges that no Other Note Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Note Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. NGAS and the Holder confirm that the Holder has independently participated with NGAS in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Exchange Documents, and it shall not be necessary for any Other Note Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any of the Other Note Holders and NGAS enter into the same or similar documents, all such matters are solely in the control of NGAS, not the action or decision of the Holder, and would be solely for the convenience of NGAS and not because it was required or requested to do so by the Holder or any Other Note Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between NGAS and the Holder and do not include any other transaction between NGAS and any Other Note Holder.
     7.19 Reaffirmation. Except as otherwise expressly provided in the second sentence of Section 7.5, (i) the Securities Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Securities Purchase Agreement to the “Securities Purchase Agreement,” “hereto,” “hereof,” “this Agreement,” “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement and the Other Exchange Agreements and (B) all references in the other Transaction Documents to the “Securities Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement and the Other Exchange Agreements, and (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any Transaction Document, nor constitute an amendment or waiver of any provision of any Transaction Document and all of them shall continue in full force and effect, as amended or modified by this Agreement and the Other Exchange Agreements.
     7.20 Most Favored Nation. NGAS hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that, except as set forth in the term sheet attached hereto as Exhibit G, none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, NGAS enters into a Settlement Document, then (i) NGAS shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the other Exchange Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Holder or NGAS, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to NGAS at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 7.20 shall apply similarly and equally to each Settlement Document.
     7.21 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Holder Note or the Holder Warrant, but not to any transferee of any Exchange Shares, 2009 Conversion Shares or 2009 Warrant Shares. NGAS shall not assign this Agreement, the other Exchange Documents or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the 2009 Notes) (unless NGAS is in compliance with the applicable provisions governing Fundamental Transactions set forth in the 2009 Warrants and the 2005 Warrant and the 2009 Warrants). The Holder may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of NGAS, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.
     7.22 Judgment Currency.
               (a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 7.22 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

     (i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or
     (ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 7.22(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).
               (b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 7.22(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
               (c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.
          7.23 Taxes.
               (a) Any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed under Part XIII of the Income Tax Act (Canada) (collectively referred to as “Part XIII Taxes”) and Article XI of the Canada United States Tax Convention (1980) (together with Part XIII Taxes, the “Canadian Taxes”) unless the Company is required to withhold or deduct any amounts for, or on account of, Canadian Taxes pursuant to any applicable law. If the Company shall be required to withhold or deduct any Canadian Taxes from or in respect of any sum payable hereunder to the Holder, (x) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the “tax make-whole amount”) to ensure that after making all required withholdings and deductions (including deductions applicable to the tax make-whole amount) the Holder would receive an amount equal to the sum it would have received had no such deductions been made, (y) the Company shall make such deductions, and (z) the Company shall pay the full amount withheld or deducted to the Canada Revenue Agency within the time required.
               (b) In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Agreement (“Other Taxes”).
               (c) The Company shall deliver to the Holder official receipts, if any, in respect of any Canadian Taxes and Other Taxes payable hereunder promptly after payment of such Canadian Taxes, Other Taxes or other evidence of payment reasonably acceptable to the Holder.
               (d) If the Company fails to pay any amounts in accordance with this Section 7.23, the Company shall indemnify the Holder within ten (10) calendar days after written demand therefor, for the full amount of any Canadian Taxes or Other Taxes, plus any related interest or penalties, that are paid by the Holder to the Canada Revenue Agency or other relevant governmental authority as a result of such failure.
               (e) The obligations of the Company under this Section 7.23 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.
     8. Certain Definitions.
               8.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          “2005 Warrant Shares” means, collectively, the Old Warrant Shares and the Other 2005 Warrant Shares.
          “2005 Warrants” means, collectively, the 2005 Warrant and the Other 2005 Warrants.
          “2009 Conversion Shares” means, collectively, the Common Shares issuable upon conversion of the 2009 Notes or otherwise pursuant to the terms of the 2009 Notes.
          “2009 Exchange Shares” means, collectively, the Holder Exchange Shares and the Other Exchange Shares.
          “2009 Notes” means, collectively, the Holder Note and the Other Notes.
          “2009 Warrant Shares” means, collectively, the Holder Warrant Shares and the Other 2009 Warrant Shares.
          “2009 Warrants” means, collectively, the Holder Warrant and the Other 2009 Warrants.
          “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of NGAS prior to or subsequent to the date hereof pursuant to which Common Shares and standard options to purchase Common Shares may be issued to any employee, officer or director for services provided to NGAS in their capacity as such.
          “Common Share Equivalents” means, collectively, Options and Convertible Securities.
          “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.
          “Governmental Authority” means the United States of America, any state, commonwealth, territory or possession of the United States of America, any foreign state and any political subdivision or quasi governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.
          “Legal Requirement” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment or order and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.
          “Lien” means any security interest, any interest retained by the transferor under a conditional sale or other title retention agreement, mortgage, lien, pledge, option, encumbrance, adverse interest, constructive exception to, defect in or other condition affecting title or other ownership interest of any kind, which constitutes an interest in or claim against property, whether or not arising pursuant to any Legal Requirement.
          “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of any of NGAS or their respective Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in any of the other Exchange Documents or by any of the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of NGAS to perform its obligations under the Exchange Documents.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

          “Other 2005 Note Holders” means, collectively, the holders (other than the Holder) of Other 2005 Notes.
          “Other 2005 Notes” means, collectively, the 6.00% Convertible Note due December 15, 2010 issued pursuant to the Securities Purchase Agreement (other than to the Holder);
          “Other 2005 Warrant Shares” means, collectively, the Common Shares issuable upon exercise of the Other 2005 Warrants.
          “Other 2005 Warrants” means, collectively, the warrants issued to the Other 2005 Note Holders pursuant to the Securities Purchase Agreement.
          “Other 2009 Warrant Shares” means, collectively, the Common Shares issuable upon exercise of the Other 2009 Warrants.
          “Other 2009 Warrants” means, collectively, the warrants issued to the Other Note Holders pursuant to the Other Exchange Agreements, and shall include all warrants issued in exchange therefor or replacement thereof.
          “Other Exchange Agreements” means, collectively, the separate exchange agreements, each dated as of January 8, 2010, entered into between NGAS and each of the Other 2005 Note Holders, as may be amended from time to time.
          “Other Exchange Documents” means, collectively, the Other Exchange Agreements, the Other Notes and all other agreements, documents and instruments executed and delivered in connection with the transactions contemplated thereby, as may be amended from time to time.
          “Other Exchange Shares” means the Common Shares issued to the Other Note Holders pursuant to the Other Exchange Agreements.
          “Other Note Holders” means, collectively, the holders (other than the Holder) of Other Notes;
          “Other Notes” means, collectively, the convertible notes issued pursuant to the Other Exchange Agreements, and shall include all notes issued in exchange therefor or replacement thereof.
          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
          “Securities” means the 2009 Notes, the 2009 Conversion Shares, the Warrants, the Warrant Shares and the 2009 Exchange Shares.
          “Subsequent Placement” means the offer, sale, grant of any option to purchase, or other disposition of (or the announcement of any offer, sale, grant of any option to purchase or other disposition of), by the Company, directly or indirectly, of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents.
          “Warrants” means the 2009 Warrants and the 2005 Warrants.
          “Warrant Shares” means the 2009 Warrant Shares and the 2005 Warrant Shares.
[NEXT PAGE IS SIGNATURE PAGE]

NGAS’S SIGNATURE PAGE TO EXCHANGE AGREEMENT
          IN WITNESS WHEREOF the parties have executed this Agreement on the date set forth below.

Dated: January 11, 2010		NGAS RESOURCES, INC.

By:
Name:
Title:

Notice Address:		With a copy to:

NGAS Resources, Inc.		Skadden, Arps, Slate, Meagher & Flom LLP
120 Prosperous Place, Suite 201		525 University Avenue, Suite 1100
Lexington, Kentucky 40509		Palo Alto, CA 94301
Facsimile:	(859) 263-4228	Facsimile:	(650)470-4570
Attention:	William G. Barr, III	Attention:	Thomas Ivey, Esq.
Vice President

HOLDER’S SIGNATURE PAGE TO EXCHANGE AGREEMENT

Dated: January 11, 2010	[HOLDER]
By:
Name:
Title:

Notice Address:
Attention:
Name of nominee holder or DTC Participant(s) holding Old Note for the benefit of Holder:
DTC Participant Name:
DTC Participant Number:
Holder Name and Address:
Fax Number: